UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2011

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8383	95-2635431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10050 Bandley Drive, Cupertino, CA 95014
(Address of principal executive offices, zip code)

 Registrant’s telephone number, including area code: (408) 725-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

(a)
The following information is being furnished by the Company as required for Item 2.02(a) of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934:

On July 13, 2011, the Company issued a press release announcing its earnings results for the second quarter ended June 30, 2011. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference in response to Item 2.02(a) of this report.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Mission West Properties, Inc. Press Release dated July 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION WEST PROPERTIES, INC.

Date: July 14, 2011	By:	/s/ Wayne N. Pham
Wayne N. Pham
Vice President of Finance

Exhibit 99.1

Press Release

For Immediate News Release
July 13, 2011

Mission West Properties Announces Second Quarter 2011 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended June 30, 2011, was approximately $13,708,000, or $0.13 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $16,559,000, or $0.16 per diluted common share, for the same period in 2010. Realized gain from investment in marketable securities accounted for approximately $2,215,000, or $0.02 per diluted common share, and litigation proceeds accounted for approximately $903,000, or $0.01 per diluted common share, for the quarter ended June 30, 2010. On a sequential quarter basis, FFO for the quarter ended March 31, 2011, was approximately $0.15 per diluted common share. For the six months ended June 30, 2011, FFO decreased to $29,950,000, or $0.28 per diluted common share, from FFO of $33,066,000, or $0.31 per diluted common share, for the six months ended June 30, 2010. Realized and unrealized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share for the six months ended June 30, 2010.

Net income for the quarter ended June 30, 2011, was approximately $7,370,000 as compared to approximately $10,041,000 for the quarter ended June 30, 2010. Net income per diluted share available to common stockholders was approximately $0.08 for the quarter ended June 30, 2011, compared to $0.11 for the quarter ended June 30, 2010, a per share decrease of approximately 27%. Net income for the six months ended June 30, 2011, was approximately $17,305,000 as compared to approximately $20,185,000 for the six months ended June 30, 2010. For the six months ended June 30, 2011, net income per diluted share available to common stockholders was $0.19, down from $0.22 a year ago, a per share decrease of approximately 14%. Realized and unrealized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share for the six months ended June 30, 2010.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 111 properties totaling approximately 8.0 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intend,” or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions from the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

STATEMENTS OF OPERATIONS
	Three Months Ended Jun 30, 2011	Three Months Ended Jun 30, 2010	Six Months Ended Jun 30, 2011	Six Months Ended Jun 30, 2010
OPERATING REVENUES:
Rental income	$20,295	$20,659	$42,072 (6)	$41,462
Tenant reimbursements	4,045	4,028	8,690	8,453
Other income	462	1,204	1,562	1,862
Total operating revenues	24,802	25,891	52,324	51,777

OPERATING EXPENSES:
Operating and maintenance	2,595	3,061	5,250	5,972
Real estate taxes	3,150	3,388	6,354	6,571
General and administrative	522	563	1,043	1,081
Depreciation and amortization	5,844 (1)	5,976 (1)	11,671 (1)	11,816 (1)
Total operating expenses	12,111	12,988	24,318	25,440

Operating income	12,691	12,903	28,006	26,337

OTHER INCOME (EXPENSES):
Equity in earnings of unconsolidated joint venture	27	147	18	224
Interest and dividend income	57	-	126	50
Realized and unrealized gain from investment	-	2,215	-	4,067
Interest expense	(5,246)	(4,778)	(10,525)	(9,627)
Interest expense – related parties	(144)	(327)	(291)	(624)
Income from continuing operations	7,385	10,160	17,334	20,427

Discontinued operations:
Loss from discontinued operations	(15)	(119)	(29)	(242)

Net income	7,370	10,041	17,305	20,185

Net income attributable to noncontrolling interests	(5,491)	(7,581)	(13,027)	(15,267)
Net income available to common stockholders	$1,879	$2,460	$4,278	$4,918

Income per share from continuing operations:
Basic	$0.08	$0.11	$0.19	$0.23
Diluted	$0.08	$0.11	$0.19	$0.22
Income per share from discontinued operations:
Basic	-	-	-	-
Diluted	-	-	-	-
Net income per share to common stockholders:
Basic	$0.08	$0.11	$0.19	$0.22
Diluted	$0.08	$0.11	$0.19	$0.22
Weighted average shares of common stock (basic)	22,495,605	21,957,654	22,392,427	21,919,632
Weighted average shares of common stock (diluted)	22,756,006	22,123,527	22,583,358	22,090,313
Weighted average O.P. units outstanding	82,790,430	83,326,965	82,893,608	83,362,225

FUNDS FROM OPERATIONS	Three Months Ended Jun 30, 2011	Three Months Ended Jun 30, 2010	Six Months Ended Jun 30, 2011	Six Months Ended Jun 30, 2010
Funds from operations	$13,708	$16,559	$29,950	$33,066
Funds from operations per share (2)	$0.13	$0.16	$0.28	$0.31
Outstanding common stock	22,584,770	21,959,070	22,584,770	21,959,070
Outstanding O.P. units	82,701,265	83,326,965	82,701,265	83,326,965
Weighted average O.P. units and common stock outstanding (diluted)	105,546,436	105,450,492	105,476,966	105,452,538

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Jun 30, 2011	Three Months Ended Jun 30, 2010	Six Months Ended Jun 30, 2011	Six Months Ended Jun 30, 2010
Net income	$7,370	$10,041	$17,305	$20,185
Add:
Depreciation and amortization	6,384	6,556	12,736	12,963
Depreciation and amortization in unconsolidated joint venture	60	60	119	119
Less:
Noncontrolling interests in joint ventures	(106)	(98)	(210)	(201)
Funds from operations	$13,708	$16,559	$29,950	$33,066

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Jun 30, 2011	Three Months Ended Jun 30, 2010	Six Months Ended Jun 30, 2011	Six Months Ended Jun 30, 2010
Total properties, end of period	111	112	111	112
Total square feet, end of period	8,011,026	8,088,923	8,011,026	8,088,923
Average monthly rental revenue per square foot (3)	$1.29	$1.31	$1.34 (7)	$1.32
Occupancy for leased properties	66.5%	64.1%	66.5%	64.1%
Straight-line rent	$260	$9	$(375)	$(228)
Leasing commissions	$128	$445	$323	$445
Non-recurring capital expenditures	$613	-	$1,539	-

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet	2011 Base Rent (5)
2011 (4)	6	284,099	$7,369,853
2012	12	784,393	15,046,671
2013	6	339,123	4,971,350
2014	21	1,677,913	26,653,825
2015	8	587,437	9,178,833
2016	7	275,251	4,280,551
2017	10	606,553	7,831,158
2018	3	265,612	1,120,944
2019	1	165,000	2,931,834
Thereafter	3	208,768	4,327,563
Total	77	5,194,149	$83,712,582

BALANCE SHEETS
	June 30, 2011	December 31, 2010

Assets
Investments in real estate:
Land	$322,076	$322,076
Buildings and improvements	791,963	790,424
Real estate related intangible assets	1,121	3,240
Total investments in properties	1,115,160	1,115,740
Accumulated depreciation and amortization	(233,578)	(224,027)
Assets held for sale, net	3,267	3,267
Net investments in properties	884,849	894,980
Investment in unconsolidated joint venture	3,698	3,830
Net investments in real estate	888,547	898,810
Cash and cash equivalents	-	3,988
Restricted cash	-	6,892
Deferred rent	17,566	17,941
Other assets, net	41,866	40,653
Total assets	$947,979	$968,284

Liabilities and Equity
Liabilities:
Mortgage notes payable	$338,566	$345,770
Mortgage note payable – related parties	7,436	7,721
Interest payable	1,614	1,659
Security deposits	4,385	4,605
Prepaid rent	4,402	6,526
Dividends and distributions payable	13,687	15,793
Accounts payable and accrued expenses	18,492	16,239
Total liabilities	388,582	398,313

Commitments and contingencies.

Equity:
Stockholders’ equity:
Common stock, $.001 par value	22	22
Additional paid-in capital	175,863	172,568
Distributions in excess of accumulated earnings	(32,086)	(30,520)
Total stockholders’ equity	143,799	142,070
Noncontrolling interests in operating partnerships	415,598	427,901
Total equity	559,397	569,971
Total liabilities and equity	$947,979	$968,284

(1)
Includes approximately $56 and $301 in amortization expense for the three months ended June 30, 2011 and 2010, respectively, and $180 and $461 in amortization expense for the six months ended June 30, 2011 and 2010, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification.

(2)	Calculated on a fully diluted basis. Assumes conversion of all O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.

(4)	Excludes five month-to-month leases for approximately 78,000 rentable square feet and approximately $106 in cash rent.

(5)	Base rent reflects cash rent.

(6)	Includes a one-time rent adjustment of approximately $1,638 from a tenant dispute resolution.

 (7)  Includes a one-time rent adjustment of approximately $1,638. Excluding the adjustment, the average monthly rental revenue per square foot would have been
       $1.29.